2024 Rate Review Summary July 2024 8-K date: July 12, 2024

2 NorthWestern Energy Group Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date of this document unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K and 10-Q along with other public filings with the SEC. NorthWestern Energy Group, Inc. dba: NorthWestern Energy Ticker: NWE (Nasdaq) www.northwesternenergy.com Corporate Support Office 3010 West 69th Street Sioux Falls, SD 57108 (605) 978-2900 Director of Corporate Development & Investor Relations Officer Travis Meyer 605-978-2967 travis.meyer@northwestern.com

3 NWE Rate Review Summary

4 We are continuing to invest to meet our customers’ needs, with approximately $1 billion of infrastructure investment in Montana (2023 and 2024 expected) included in this rate review, reflecting our commitment to providing customers reliable, affordable and sustainable service. Investment is focused on grid resiliency, capacity and continued wildfire mitigation. The investment in Yellowstone County Generating Station drives price stability and provides a resource within Montana to serve customers. Montana Electric & Gas Rate Review

5 Montana Electric $156.5 Million Base Rate Increase Requested & $69.4 Million Total Request While YCGS will increase base rates, we expect the reduction in market purchases to offset the impact of these costs to customers and drive price stability. * Capital investment to increase the reliability, capacity and safety of the electric system drives 112% of the total revenue request, offset by reduced market purchases.

6 Montana Electric Cost of Service Components 1 Typical 750kWh Residential Electric Bill 1.1% CAGR in Operating Costs 3 8.3% Total Bill Impact Estimate at Full Request

7 Montana Natural Gas $28.6 Million Base Rate Increase Requested * Capital investment to increase the reliability, capacity and safety of the natural gas system drives 90% of the revenue request.

8 Montana Natural Gas Cost of Service Components 1 Typical 65 Therm Residential Natural Gas Bill 3.3% CAGR in Operating Costs 17.0% Total Bill Impact Estimate at Full Request

9 South Dakota Natural Gas Rate Review $80 million investment since 2010 test year driving $29.7 million increase to rate base.

10 South Dakota Natural Gas $6.0 Million Rate Increase Requested * Capital investment to increase the reliability, capacity and safety of the natural gas system drives 52% of the revenue request.

11 South Dakota Natural Gas Cost of Service Components 1 Typical 100 Therm Residential Natural Gas Bill 1.9% CAGR in Operating Costs 7.9% Total Bill Impact Estimate at Full Request (December 2023 vs Proposed)

12 Nebraska Natural Gas Rate Review $42 million investment since 2007 test year driving $23.1 million increase to rate base.

13 Nebraska Natural Gas $3.6 Million Rate Increase Requested * Capital investment to increase the reliability, capacity and safety of the natural gas system drives 78% of the revenue request.

14 Nebraska Natural Gas Cost of Service Components 1 Typical 100 Therm Residential Natural Gas Bill 1.3% CAGR in Operating Costs 5.8% Total Bill Impact Estimate at Full Request (December 2023 vs Proposed)